Invitation Homes Announces Voluntary Prepayment of IH 2018-1 Securitization
Earliest Debt Maturity Now 2026; 83 Percent of Wholly-Owned Homes Now Unencumbered

DALLAS--(BUSINESS WIRE)-- Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”) announced today that it has voluntarily prepaid the outstanding balance of its IH 2018-1 securitization.

The IH 2018-1 securitization had an outstanding principal balance of $560 million as of September 30, 2022, and a fully-extended maturity date of March 9, 2025. The Company prepaid the IH 2018-1 securitization after drawing the remaining $575 million available under its $725 million unsecured delayed draw term loan that it entered into in June 2022 (the “Term Loan”). As previously disclosed, the Term Loan matures in June 2029 and bears interest at rates based on the Company’s senior unsecured credit rating, which currently equates to an interest rate of Adjusted Term SOFR plus 124 basis points.

With the prepayment of IH 2018-1, the Company’s earliest debt maturity is now 2026, and on a pro forma basis as of September 30, 2022, approximately 83 percent of the Company’s wholly-owned properties are unencumbered and over 99 percent of the Company’s debt remains at fixed or swapped to fixed rates.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises, including the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report"), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Investor Relations Contact: Scott McLaughlin 844.456.INVH (4684) IR@InvitationHomes.com
Media Relations Contact: Kristi DesJarlais 972.421.3587 Media@InvitationHomes.com